EXHIBIT 99.1
Interwoven Announces Third Quarter 2005 Results
Revenues of $43.9 Million; Non-GAAP Profit of 7 Cents Per Share; 70 New Customers
SUNNYVALE, Calif. – October 19, 2005 – Interwoven, Inc. (Nasdaq: IWOV), provider of Enterprise Content Management (ECM) solutions for business, today announced financial results for the third quarter and nine months ended September 30, 2005.
Interwoven reported total revenues of $43.9 million for the third quarter, an increase of 7% from total revenues of $41.0 million posted in the quarter ended June 30, 2005, and an increase of 9% from total revenues of $40.3 million for the third quarter last year. Net loss for the third quarter of 2005, calculated in accordance with generally accepted accounting principles, was $184,000, or essentially break even on a per share basis, as compared to a net loss of $1.5 million, or $0.04 per share, for the same period last year. On a non-GAAP basis, Interwoven reported a net income of $2.9 million for the third quarter of 2005, or $0.07 per share, compared to a non-GAAP net income of $1.5 million, or $0.04 per share, for the same period last year. Non-GAAP results exclude restructuring and excess facilities charges and amortization of stock-based compensation and intangible assets and the related tax impact of these adjustments.
For the nine months ended September 30, 2005, Interwoven reported total revenues of $127.5 million, an increase of 9% from total revenues of $117.2 million for the same period last year. Net loss for the nine months ended September 30, 2005, calculated in accordance with generally accepted accounting principles, was $499,000, or $0.01 per share, compared to a net loss of $24.1 million, or $0.60 per share, for the same period last year. On a non-GAAP basis, Interwoven reported net income of $7.9 million for the nine months ended September 30, 2005, or $0.19 on a per share basis, compared to a non-GAAP net income of $1.6 million, or $0.04 on a per share basis, for the same period last year. Non-GAAP results exclude restructuring and excess facilities charges and amortization of stock-based compensation and intangible assets and the related tax impact of these adjustments.
A reconciliation of net loss calculated in accordance with generally accepted accounting principles and non-GAAP net income is provided in the tables immediately following the consolidated statements of operations. Additional information about the company’s non-GAAP financial measures can be found under the caption “Non-GAAP Financial Information” below.
“Q3 was an excellent quarter for Interwoven, and one during which we achieved strong traction most notably with our Web Content Management, Content Provisioning, and Digital Asset Management solutions,” said Martin Brauns, chairman and CEO of Interwoven. “Furthermore, I’m very pleased with our license revenue growth, profitability, and overall financial performance during the quarter.”
Strong Worldwide Customer Acquisition
Interwoven continued its strong global customer momentum in the third quarter by adding 70 new customers.
New customers selecting Interwoven in the third quarter include: Capital One; Iron Mountain; Virgin Mobile; Kronos; Tahitian Noni International; The New York City Metropolitan Museum of Art; The U.S. Air Force; Nikon in Japan; UNITE in the U.K.; and many more.

Interwoven also continued to attract new world-class law firm customers including: Cadwalader, Wickersham & Taft; Perkins Coie; Cooksey, Toolen, Gage, Duffy & Woog; and Lenczner Slaght Royce Smith Griffin, a top Canadian law firm. As a result of Interwoven’s continued legal market success throughout the quarter, the company now has 62 of the AmLaw 100 and 115 of the AmLaw 200 firms (the definitive rankings of the largest American law firms) as customers.
In the third quarter, Interwoven also received orders from existing customers including: eBay; America Online; Citibank; Business Objects; SunTrust; Farmers Insurance; FutureNetworks; Kaiser; The U.S. Postal Service; Toyota; BT; Mastercard International; Citi Financial Japan; Bell Canada; Tesco; Cathay Life; Visa International; the National Stock Exchange of India; and others. Reorders from law firms during the third quarter include: DLA Piper Rudnick Gray Cary; White & Case; Hogan & Hartson; Munger, Tolles & Olson; Uria & Mendez in Spain; Velloza, Girotto e Lindenbojm Advogados in Brazil; and Ebsworth & Ebsworth in Australia.
During the quarter, new and existing customers purchased Interwoven ECM solutions to streamline an array of content management processes. For example, Visa International, an existing Web Content Management and Digital Asset Management customer, expanded its Interwoven ECM implementation with the purchase of Interwoven Document Management to facilitate increased productivity, information sharing, and content reuse. And, reinforcing Interwoven’s strong continued success with its Content Provisioning solution, SunTrust, an existing Web Content Management customer, adopted the Interwoven Content Provisioning solution to streamline the way code and content changes are deployed across the organization’s Web-based applications. Further, Iron Mountain, a new Interwoven customer, purchased Interwoven’s Digital Asset Management and Extranet Management solutions to effectively manage its digital assets as well as enable the successful redesign of its customer/partner extranet and public-facing Internet sites.
Continued ECM Innovation
Interwoven continued to reinforce its technology leadership by bringing to market new and innovative ECM solutions and products:
•	ECM Solutions Focus—Interwoven issued an announcement this week at its Interwoven GearUp ’05 Europe Conference summarizing the ECM solutions the company is currently delivering to the market. This announcement follows on the heels of the recently-released Forrester ECM report (“The Forrester Wave: Enterprise Content Management Suites, Q3 2005”) in which Forrester recognized Interwoven for its proven solution focus: “[Interwoven’s] ECM strategy is completely focused on meeting the content-centric needs of organizations, highlighted by current offerings for matter-centric, deal management, contract management, presentation management, eDiscovery, and other solutions.”

•	OTC Derivatives Solution / Scrittura Acquisition—On August 16th, Interwoven closed the acquisition of Scrittura, the leading provider of document automation technology and straight-through-processing for the complex non-exchange based trading operations of financial services institutions. As a result, Interwoven is now a leading ECM provider in the growing market for the trading of non-exchange based financial instruments, and the first ECM vendor to offer a complete solution for the automation of over-the-counter (OTC) derivatives trading.

•	Records Manager 5.0—Extending the company’s records management capabilities, Interwoven introduced the new Interwoven Records Manager (IRM) 5.0 product for professional services firms. IRM 5.0 offers a complete and scalable approach to records management through the seamless integration with Interwoven’s industry-leading WorkSite 8 Document Management system, positioning the company as the only ECM solutions provider to enable the unified management of records, documents, and e-mails within a true engagement/matter-centric collaboration environment.

•	New Content Transformation Services Offering—Interwoven Content Transformation Services for TeamSite, a new add-on module to the company’s Web Content Management solution, enables business professionals to easily publish common business documents—created in Microsoft Word, Excel, or PowerPoint as PDF or HTML files—to multiple channels across the enterprise without the need to change applications.

•	Enhanced Content Intelligence Services Offering—Interwoven’s MetaTagger Content Intelligence Services offering provides the industry’s most advanced functionality for social network discovery and content categorization. Organizations can ensure the most relevant content reaches the right audiences at the right time through the automation of previously manual document review processes.
Partner Momentum
•	Microsoft—Continuing to expand on its partnership with Microsoft, Interwoven announced the availability of a new integration with Microsoft SharePoint Portal Server 2003. The new integration—Interwoven WorkSite for SharePoint—reinforces Interwoven’s strategy to deliver high velocity solutions to the professional services industry for end-to-end content management. During the quarter, Interwoven and Microsoft achieved strong momentum with the new integration, acquiring several joint customers including the following AmLaw 100 firms: Hogan & Hartson; White & Case; and Blank Rome Comisky & McCauley.

•	Sun—Following the announcement at the beginning of Q3 that Sun is now a global reseller of the entire Interwoven ECM platform, the two companies have already seen strong momentum with customers deploying Interwoven on Sun hardware including: Citibank; Bell Canada; AG Edwards; John Hancock Mutual Life Insurance; Toyota; and others. Additionally, the two companies worked closely together throughout the quarter to train the Sun sales and marketing teams; jointly market and promote the expanded partnership; and increase technology alignment with Interwoven now being certified on both the Sun Solaris 10 and Sun x64 server platforms. Continuing to build on this momentum, Sun is a platinum sponsor of this week’s Interwoven GearUp’05 Europe conference at which Sun is showcasing its Java enterprise software, server and storage products. Combined with Interwoven’s ECM platform, Sun is providing a complete end-to-end system for governments, enterprises, and service providers.

•	Growing ECM Solution PartnerNetwork—During the quarter, Interwoven partners continued to bring new solutions to market based on Interwoven ECM technology. For example, Micro Strategies delivered a new Hedgefund Compliance and Deal Document Management solution, which leverages Interwoven’s Document Management technology to address the specific document and content management needs for private equity and hedge fund firms. Additionally, Linmar brought to market a Wealth Management solution, enabling banks, brokerages, and asset management firms to improve asset and client retention, reduce risk, and streamline internal processes. And, just this week at the Interwoven GearUp ’05 Europe conference in London, leading technology providers are showcasing an array of solutions they are delivering based on Interwoven ECM technology including: Microsoft (joint ECM solutions for the professional services industry); Sun (Interwoven ECM platform reseller); BEA (portals); eCopy (scanning and imaging); Kofax (capture); Interflow (IT program management); Morningstar (context management); and many others.
Industry Recognition/Awards
In the third quarter, Interwoven continued to receive widespread recognition from leading industry analysts, publications, and award associations across the globe for its best-in-class ECM solutions, market leadership, and strong customer ROI.
•	Document Management Leadership—During the quarter, Interwoven was honored with two prestigious awards reinforcing its continued Document Management leadership. Interwoven was honored by the readers of Law Office Computing magazine in the August/September issue for providing the most widely used and trusted Document Management solution on the market today. Further, Interwoven Document Management was recognized on KMWorld magazine’s annual list of ‘Trend-Setting’ products, which features products and solutions that have demonstrated superior usability, strong market adoption, and provide measurable value to customers.

•	Forrester Web Content Management Retail Wave Report—In the third quarter, Interwoven was ranked as a leader by Forrester Research in “The Forrester Wave: Web Content Management for Retail, Q3 2005” report. Interwoven’s ranking as a Web Content Management Retail leader follows on the heels of the company’s earlier ranking by Forrester as an overall Web Content Management leader across industries in its April 2005 Web Content Management Wave report. The latest Forrester report is further support that Interwoven continues to be a leading choice for companies in key vertical markets, such as retail, who are looking for a robust solution to meet the needs of all their Web initiatives.

•	Gartner Digital Asset Management MarketScope—Interwoven also received industry analyst praise from Gartner, which recently recognized the company for its strength in Digital Asset Management. In its 2005 Digital Asset Management MarketScope report, Gartner highlighted Interwoven’s technology strength by giving the company a ‘positive’ rating, and commenting that Interwoven’s focus on PowerPoint Presentation Management has had “a powerful appeal to marketing executives everywhere who would otherwise have little interest in media.”

•	Software Magazine 500—Reaffirming its continued ECM leadership and technology innovation, Interwoven was named to the prestigious Software Magazine 500 list, which is comprised of the world’s top software companies.
Interwoven GearUp ‘05 Europe, ‘The ECM Solutions Conference’
The Interwoven GearUp ‘05 Europe ECM Solutions conference began today at the Riverbank Park Plaza hotel in London, and will continue through October 20, 2005. The event features a PartnerNetwork Pavilion sponsored by premier Interwoven partners including Sun, Microsoft, Accenture, eCopy, and others; keynote addresses by Gartner, Interwoven customers BT and Heidelberger Druckmaschinen, and Interwoven executives; and, an exclusive gala reception with UK comedian and television star Jimmy Carr. For more information on the Interwoven GearUp conference, and to read the latest news being announced at the conference, please go to: http://www.interwoven.com/events/conferences/gearup_emea05/index.html
Non-GAAP Financial Information
To supplement the company’s consolidated financial statements presented in accordance with generally accepted accounting principles in the United States of America, Interwoven uses measures of operating results, net loss and net loss per share, which are adjusted to exclude restructuring charges, amortization of stock-based compensation and intangible assets and the related tax impact of these adjustments. These non-GAAP results are not in accordance with, or an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America, and the company’s non-GAAP measures may be different from non-GAAP measures used by other companies. Interwoven believes that the presentation of non-

GAAP results provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Interwoven uses these non-GAAP measures in assessing corporate performance and determining incentive compensation. Readers are advised to review and consider carefully the financial information prepared in accordance with accounting principles generally accepted in the United States of America contained in this press release and Interwoven’s periodic filings with the Securities and Exchange Commission.
Conference Call Information
Interwoven’s 2005 third quarter results and its business outlook for the fourth quarter of 2005 will be discussed today, October 19, 2005 at 2:00 p.m. PT (5:00 p.m. ET).
Live Dial-in #: (913) 981-5584
Replay #: (719) 457-0820 or (888) 203-1112
Pass code: 3880498
Audio Web cast instructions will be available on Interwoven’s Website at http://www.interwoven.com/investors. The call replay will be available starting October 19, 2005 (5:00 p.m. PT) for a limited period.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking” statements, including statements about historical results that may suggest trends for our business. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Our forward-looking statements include management quotations, statements about customer momentum and statements about technology leadership. Actual results could differ materially from our current expectations as a result of many factors, including: our ability to develop new products, services, features and functionality successfully and on a timely basis; customer acceptance of our solutions; changes in customer spending on enterprise content management initiatives; our ability to cross-sell and up-sell additional products into our installed base of customers; the success of our strategic alliances; intense competition in our markets; and the introduction of new products or services by competitors and the ongoing consolidation in our markets. These and other risks and uncertainties associated with our business are described in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov.
About Interwoven
Interwoven, Inc., provider of Enterprise Content Management solutions for business, enables organizations to unify people, content and processes to minimize business risk, accelerate time-to-value and sustain lower total cost of ownership. Interwoven delivers deep industry-specific solutions which reduce business process cycle time from initial collaboration through design, production, sales, marketing, legal review, IT and service. Interwoven leads the industry with a service-oriented architecture today and easy-to-use, best-in-class components and solutions. Today, nearly 3,400 enterprises, law firms, and professional services organizations worldwide are Interwoven customers including BT, Ford, Freshfields Bruckhaus Deringer, General Motors, Jones Day, Motorola and Yamaha. Interwoven is headquartered in Sunnyvale, Calif., with offices around the world. For more information visit www.interwoven.com.

INTERWOVEN, INC.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2005	2004		2005	2004
Revenues:
License	$17,417		$16,157	$48,500	$49,335
Support and service	26,522		24,104	78,958	67,815

Total revenues	43,939		40,261	127,458	117,150

Cost of revenues:
License	3,951		3,387	10,781	9,864
Support and service	10,654		9,705	30,864	28,643

Total cost of revenues	14,605		13,092	41,645	38,507

Gross profit	29,334		27,169	85,813	78,643

Operating expenses:
Sales and marketing	17,888		17,300	51,631	52,585
Research and development	7,635		7,746	23,503	23,033
General and administrative	3,506		3,052	9,887	9,022
Amortization of stock-based compensation	326		941	1,119	4,352
Amortization of intangible assets	834		1,217	2,472	3,631
Restructuring and excess facilities charges (recoveries)	35		(1,360)	(598)	10,477

Total operating expenses	30,224		28,896	88,014	103,100

Loss from operations	(890)		(1,727)	(2,201)	(24,457)
Interest income and other, net	984		468	2,605	1,114

Income (loss) before provision for income taxes	94		(1,259)	404	(23,343)
Provision for income taxes	278		243	903	729

Net loss	$(184)		$(1,502)	$(499)	$(24,072)

Basic and diluted net loss per common share	$(0.00)	$	(0.04)	$(0.01)	$(0.60)

Shares used in computing basic and diluted net loss per common share	41,988		40,564	41,586	40,374

INTERWOVEN, INC.
Impact of Non-GAAP Adjustments on Reported Net Loss
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2005			September 30, 2004
	As reported	Adjustments*	Non-GAAP	As reported	Adjustments*	Non-GAAP
Revenues:
License	$17,417	$—	$17,417	$16,157	$—	$16,157
Support and service	26,522	—	26,522	24,104	—	24,104

Total revenues	43,939	—	43,939	40,261	—	40,261

Cost of revenues:
License	3,951	(3,099)	852	3,387	(2,739)	648
Support and service	10,654	—	10,654	9,705	—	9,705

Total cost of revenues	14,605	(3,099)	11,506	13,092	(2,739)	10,353

Gross profit	29,334	3,099	32,433	27,169	2,739	29,908

Operating expenses:
Sales and marketing	17,888	—	17,888	17,300	—	17,300
Research and development	7,635	—	7,635	7,746	—	7,746
General and administrative	3,506	—	3,506	3,052	—	3,052
Amortization of stock-based compensation	326	(326)	—	941	(941)	—
Amortization of intangible assets	834	(834)	—	1,217	(1,217)	—
Restructuring and excess facilities charges (recoveries)	35	(35)	—	(1,360)	1,360	—

Total operating expenses	30,224	(1,195)	29,029	28,896	(798)	28,098

Income (loss) from operations	(890)	4,294	3,404	(1,727)	3,537	1,810
Interest income and other, net	984	—	984	468	—	468

Income (loss) before taxes	94	4,294	4,388	(1,259)	3,537	2,278
Provision for income taxes	278	1,214	1,492	243	532	775

Net income (loss)	$(184)	$3,080	$2 ,896	$(1,502)	$3,005	$1,503

Net income (loss) per share	$(0.00)		$0.07	$(0.04)		$0.04

Shares used in computing net income (loss) per share**	41,988		42,509	40,564		41,319

*	The non-GAAP adjustments represent the reversal of restructuring and excess facilities charges, the amortization of stock-based compensation and intangible assets and the related tax impact of these adjustments.

**	The shares used in computing non-GAAP net income for the nine months ended September 30, 2005 and 2004 include the dilutive impact of common stock options.

INTERWOVEN, INC.
Impact of Non-GAAP Adjustments on Reported Net Loss
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2005			September 30, 2004
	As reported	Adjustments*	Non-GAAP	As reported	Adjustments*	Non-GAAP
Revenues:
License	$48,500	$—	$48,500	$49,335	$—	$49,335
Support and service	78,958	—	78,958	67,815	—	67,815

Total revenues	127,458	—	127,458	117,150	—	117,150

Cost of revenues:
License	10,781	(8,549)	2,232	9,864	(7,917)	1,947
Support and service	30,864	—	30,864	28,643	—	28,643

Total cost of revenues	41,645	(8,549)	33,096	38,507	(7,917)	30,590

Gross profit	85,813	8,549	94,362	78,643	7,917	86,560

Operating expenses:
Sales and marketing	51,631	—	51,631	52,585	—	52,585
Research and development	23,503	—	23,503	23,033	—	23,033
General and administrative	9,887	—	9,887	9,022	—	9,022
Amortization of stock-based compensation	1,119	(1,119)	—	4,352	(4,352)	—
Amortization of intangible assets	2,472	(2,472)	—	3,631	(3,631)	—
Restructuring and excess facilities charges (recoveries)	(598)	598	—	10,477	(10,477)	—

Total operating expenses	88,014	(2,993)	85,021	103,100	(18,460)	84,640

Income (loss) from operations	(2,201)	11,542	9,341	(24,457)	26,377	1,920
Interest income and other, net	2,605	—	2,605	1,114	—	1,114

Income (loss) before taxes	404	11,542	11,946	(23,343)	26,377	3,034
Provision for income taxes	903	3,159	4,062	729	662	1,391

Net income (loss)	$(499)	$8,383	$7,884	$(24,072)	$25,715	$1,643

Net income (loss) per share	$(0.01)		$0.19	$(0.60)		$0.04

Shares used in computing net income (loss) per share**	41,586		42,147	40,374		41,683

*	The non-GAAP adjustments represent the reversal of restructuring and excess facilities charges, the amortization of stock-based compensation and intangible assets and the related tax impact of these adjustments.

**	The shares used in computing non-GAAP net income for the nine months ended September 30, 2005 and 2004 include the dilutive impact of common stock options.

INTERWOVEN, INC.
Consolidated Balance Sheets
(In thousands)

	Sept. 30, 2005	Dec. 31, 2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$49,480	$22,466
Short-term investments	77,236	111,291
Accounts receivable, net	29,001	28,292
Prepaid expenses and other current assets	6,242	8,450

Total current assets	161,959	170,499

Property and equipment, net	5,528	5,831
Goodwill, net	191,480	185,464
Other intangible assets, net	30,134	30,035
Other assets	1,907	1,947

Total assets	$391,008	$393,776

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,196	$5,568
Accrued liabilities	21,253	20,370
Restructuring and excess facilities accrual	7,475	8,966
Deferred revenues	49,574	50,121

Total current liabilities	82,498	85,025

Accrued liabilities	2,904	3,413
Restructuring and excess facilities accrual	11,529	16,716

Total liabilities	96,931	105,154

Commitments and contingencies

Stockholders’ equity:
Common stock	42	41
Additional paid-in capital	703,661	697,860
Deferred stock-based compensation	(1,752)	(2,067)
Accumulated other comprehensive loss	(368)	(205)
Accumulated deficit	(407,506)	(407,007)

Total stockholders’ equity	294,077	288,622

Total liabilities and stockholders’ equity	$391,008	$393,776